UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Barnes & Noble Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37499	46-0599018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Mountainview Blvd., Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

(908) 991-2665

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 8, 2023 (the “Amendment Closing Date”), Barnes & Noble Education, Inc. (the “Company”) entered into (i) a Sixth Amendment (the “ABL Amendment”) to the Credit Agreement, dated as of August 3, 2015 (as amended prior to the ABL Amendment, the “ABL Credit Agreement”), among the Company, as the lead borrower, the other borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders (the “ABL Agent”) and (ii) a First Amendment (the “Term Loan Amendment”) to the Term Loan Credit Agreement, dated as of June 7, 2022 (as amended prior to the Term Loan Amendment, the “Term Loan Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company party thereto as guarantors, TopLids LendCo, LLC and Vital Fundco, LLC, as lenders, and TopLids LendCo, LLC, as administrative agent and collateral agent for the lenders.

The ABL Amendment amends the ABL Credit Agreement to (i) extend the maturity date of the ABL Credit Agreement by six months to August 29, 2024, (ii) reduce the commitments under the ABL Credit Agreement by $20 million to $380 million, (iii) increase the applicable margin with respect to the interest rate under the ABL Credit Agreement to 3.375% per annum, in the case of interest accruing based on a Secured Overnight Financing Rate, and 2.375%, in the case of interest accruing based on an alternative base rate, in each case, without regard to a pricing grid, (iv) reduce advance rates with respect to the borrowing base (x) by no more than 500 basis points upon the achievement of certain liquidity events, which may include a sale of equity interests or of assets (a “Specified Event”), or, if such a Specified Event shall not have occurred, by May 31, 2023 (as such date may be extended by the ABL Agent) and (y) by an additional 500 basis points on September 29, 2023, (v) amend certain negative covenants and add certain additional covenants, (vi) amend the financial maintenance covenant to require Availability (as defined in the ABL Credit Agreement) at all times greater than the greater of 10% of the Aggregate Loan Cap (as defined in the ABL Credit Agreement) and $32.5 million and (vii) require repayment of the loans under the ABL Credit Agreement upon a Specified Event. In addition, the ABL Amendment requires the achievement of a liquidity raising milestone no later than May 31, 2023 (as such date may be extended under the ABL Credit Agreement).

The Company must pay a fee of 0.25% of the outstanding principal amount of the commitments under the ABL Credit Agreement on the Amendment Closing Date and an additional fee of 1.00% of the outstanding principal amount of the commitments under the ABL Credit Agreement on September 29, 2023.

The Term Loan Amendment amends the Term Loan Credit Agreement to (i) extend the maturity date of the Term Loan Credit Agreement by six months to December 7, 2024, (ii) permit the application of certain proceeds to the repayment of the loans under the ABL Credit Agreement and (iii) amend certain negative covenants and add certain additional covenants. In addition, the Term Loan Amendment requires the achievement of a Specified Event no later than May 31, 2023 (as such date may be extended under the ABL Credit Agreement but no later than August 31, 2023 without consent from lenders under the Term Loan Credit Agreement).

The Company must pay a fee of $50,000 on the Amendment Closing Date to the lenders under the Term Loan Credit Agreement.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Term Loan Amendment and the ABL Amendment, as applicable, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending April 29, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2022

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Name: Title:	Michael C. Miller Executive Vice President, Corporate Development & Affairs and Chief Legal Officer